UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2007

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2007, the Board of Directors (the "Board") of Huttig Building Products, Inc. ("Huttig") elected Mr. Jon P. Vrabely, the Chairman and Chief Executive Officer of Huttig, to the Board for a term expiring in 2007. Mr. Vrabely was also appointed to the Executive Committee of the Board, in the position of Chairman. Mr. Vrabely was elected to the Board and the Executive Committee upon the recommendation of the Nominating and Governance Committee of the Board. Mr. Vrabely was not selected pursuant to any arrangement or understanding between Mr. Vrabely and any other person. Concurrent with the election of Mr. Vrabely to the Board, the size of the Board was expanded from ten members to eleven members. As an employee of Huttig, Mr. Vrabely will receive no additional compensation for serving on the Board or the Executive Committee.

A copy of the press release announcing the election of Mr. Vrabely is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits
        99.1 Press release dated February 2, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: February 05, 2007	By:	/s/ DAVID L. FLEISHER
DAVID L. FLEISHER
Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 2, 2007.